                                                           EX-99.B11










                  Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement (Form N-1A) (No. 2-70164) of Delaware Group Tax-Free Money Fund, Inc. of our report dated June 5, 1997, included in the 1997 Annual Report to Shareholders of Delaware Group Tax-Free Money Fund, Inc.




Philadelphia, Pennsylvania                       /s/ Ernst & Young LLP
June 25, 1997

                            Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Group Tax-Free Money Fund, Inc.

We have audited the accompanying statement of net assets of Delaware Group Tax-Free Money Fund, Inc. (the "Fund") as of April 30, 1997, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of investments owned as of April 30, 1997 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Tax-Free Money Fund, Inc. at April 30, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.




June 5, 1997                                /s/ Ernst & Young LLP